LEASE
FACE PAGE

LEASE DATE:	August 22, 2019
LANDLORD:	BIN – WB2101 LLC, a North Carolina limited liability company
LANDLORD'S NOTICE ADDRESS:	500 East Morehead Street, Suite 200 Charlotte, NC 28202 Attn: Jon L. Morris **ALL PAYMENTS SHOULD BE MADE PURSUANT TO SECTION 2.3 OF THIS LEASE.**
TENANT:	cbdMD, Inc., a North Carolina Corporation
TENANT'S NOTICE ADDRESS:	8845 Red Oak Boulevard Suite 100 Charlotte, NC 28217 Email: ______________________ Phone: ( )___-____ Fax: ( )___-____
PROJECT:	That certain project known as 2101 Westinghouse Boulevard (**"Project"**), with an address of 2101 Westinghouse Boulevard, Charlotte, North Carolina 28273.
PREMISES:	Shall be deemed to be 80,000 square feet (**"SF"**), located at 2101 Westinghouse Boulevard, Suite A, Charlotte, North Carolina 28273 and more particularly described in Exhibit A (**"Premises"**).
TERM:	A period of at least sixty-three (63) months, beginning on the Commencement Date and ending as set forth in Section 1.3 of this Lease.
ANNUAL BASE RENT:	$4.38 per SF
MONTHLY BASE RENT:	$29,166.67
SECURITY DEPOSIT:	$69,533.34 (**"Security Deposit"**)
PROPORTIONATE SHARE:	40.00%
ESTIMATED ANNUAL TICAM:	$.84 per SF
ESTIMATED MONTHLY TICAM:	$5,600.00

LEASE

This Lease including the Face Page and all exhibits and attachments hereto ("**Lease**") is made, entered into and in full force and effect as of the date set forth on the Face Page, by and between **BIN – WB2101 LLC**, a North Carolina limited liability company (hereinafter referred to as "**Landlord**"), and cbdMD, Inc., a North Carolina Corporation (hereinafter referred to as "**Tenant**").

SECTION 1
PREMISES, PROPORTIONATE SHARE AND TERM

1.1. Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby accepts and leases from Landlord the Premises (defined on the Face Page of this Lease) together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises.

1.2. Proportionate Share. Tenant's proportionate share ("**Proportionate Share**") shall be equal to a fraction which has as its numerator the SF of the Premises and as its denominator the total SF of the Project. Tenant's Proportionate Share is shown on the Face Page of this Lease. Should the SF of the Project change at any time during the Term, as a result of a recalculation, reconfiguration or addition to the Project by Landlord, Landlord shall notify Tenant in writing of the new SF of the Project and Tenant's new Proportionate Share, which new Proportionate Share shall replace the Proportionate Share in effect at such time and shall be used for all relevant calculations under this Lease.

1.3. Term. The term of this Lease ("**Term**") shall begin on the Commencement Date (as hereinafter defined) and end at midnight on the last day of the sixty-third (63rd) full calendar month thereafter (the "**Expiration Date**"). For the purposes of this Lease any reference to "**days**" shall be deemed to refer to calendar days unless specifically noted as "**business days**".

1.4. Commencement Date. The commencement date ("**Commencement Date**") of this Lease shall be the later of: **October 1, 2019** and the date on which the Improvements (as such term is defined in Exhibit B) to be erected in or upon the Premises shall have been substantially completed, provided however, that if Landlord is delayed in achieving such substantial completion due to delays which result from Tenant's: (i) failure to approve any plans for the Improvements in a timely manner, (ii) failure to make payment for any excess cost of the Improvements as required, (iii) changes to any plans for the Improvements, or (iv) contractors, employees, and/or consultants, (collectively "**Tenant Delays**") the Commencement Date shall be accelerated by the number of days of such Tenant Delays. In the event that Landlord is unable to achieve such substantial completion as a result of any Tenant Delays, Landlord shall have all rights provided in Section 19 of this Lease.]

1.5. Possession. Taking of possession by Tenant shall be deemed conclusively to establish that the Improvements (as defined in Exhibit B attached hereto) have been completed in accordance with the provisions of Exhibit B and that the Premises are in good and satisfactory condition, as of such date of possession. Tenant acknowledges that no representations or warranties as to the condition or repair of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, an AIA certificate of substantial completion from Landlord's architect or a temporary or final Certificate of Occupancy, issued by the Engineering & Building Standards Department of the municipality where the Project is located, or other applicable governmental authority, shall be conclusive.

SECTION 2
MONTHLY BASE RENT AND ADDITIONAL RENT

2.1. Monthly Base Rent. Tenant agrees to pay to Landlord Monthly Base Rent (as defined on the Face Page of this Lease and in Exhibit C attached hereto) for the Premises, in advance, without demand, deduction or set off, for the entire Term. One (1) such monthly installment shall be due and payable on the date hereof, and this payment shall be applied to the first payment due and payable under this Lease. Each installment of Monthly Base Rent shall be due and payable on or before the first day of each calendar month during the Term. The payment for any fractional calendar month at the commencement or end of the Term shall be prorated.

2.2. Additional Rent. Any payments due Landlord hereunder with respect to TICAM (as defined in Section 5.1), or any other payment or reimbursement other than Monthly Base Rent shall be defined as additional rent ("**Additional Rent**"). Payments of Additional Rent shall be due and payable within twenty (20) days of the date of Landlord's invoice to Tenant. Notwithstanding the preceding sentence, monthly payments of TICAM charges shall be due and payable in accordance with the provisions of Section 5 of this Lease.

2.3. Payment. All payments of Monthly Base Rent and Additional Rent required to be made by Tenant to Landlord hereunder shall be payable to and in the name of Landlord in legal tender of the United States, without notice, setoff, deduction, demand, counterclaim, abatement, suspension or defense, at the following address (or to such other address as Landlord may designate, from time to time, in writing): BIN-WB2101 LLC: c/o BEACON INDUSTRIAL LTD2 LLC, PO BOX 743544, ATLANTA, GA 30374-3544.

Landlord's acceptance of any such sum or sums after the due date shall not excuse a delay in any future payment or constitute a waiver of any of Landlord's rights hereunder. Tenant's obligation to pay any installment of Monthly Base Rent or Additional Rent and the obligations of Landlord hereunder are independent obligations and Tenant's obligation to pay such amounts shall not be deemed satisfied until such payments have been actually received by Landlord. In the event any check, draft or other instrument of payment given by Tenant is dishonored for any reason, Tenant agrees to pay to Landlord the sum of $50.00 on demand as Additional Rent in addition to any Late Payment Charge that may be due.

SECTION 3
LATE PAYMENT CHARGE AND SECURITY DEPOSIT

3.1. Late Payment. In the event that any installment of Monthly Base Rent or Additional Rent is not received by Landlord within seven (7) days of the date when such payment or reimbursement is due, Tenant shall pay to Landlord on demand a late charge (**"Late Payment Charge"**) in an amount equal to five percent (5%) of such payment or reimbursement. The provision for such Late Payment Charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

3.2. Security Deposit. Tenant agrees to deposit with Landlord on the date hereof the Security Deposit (as defined on the Face Page of this Lease). Landlord will hold the Security Deposit, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit will not be deemed an advance payment of any installment of Monthly Base Rent or Additional Rent, nor will the Security Deposit be deemed a measure of Landlord's damages for any Tenant default. Upon the occurrence of any Event of Default (as defined in Section 18 herein) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use the Security Deposit to the extent necessary to make good any arrearages of Monthly Base Rent, Additional Rent or other payments due Landlord hereunder, and any other damage, injury, expense (including, without limitation, court costs and reasonable attorneys' fees) or liability caused by such Event of Default by Tenant; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Notwithstanding the foregoing, provided (a) no Event of Default by Tenant has occurred under this Lease prior to such date and (b) as of such date, no condition exists which, with the giving of notice, the passage of time, or both, would constitute an Event of Default by Tenant under this Lease, the Security Deposit shall be reduced by fifty percent (50%) on the second anniversary of the Commencement Date, with Landlord remitting $34,766.67, subject to the terms and conditions of this Lease, such amount to the Tenant within thirty (30) days of such anniversary. Any remaining balance of such Security Deposit shall be returned to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled.

SECTION 4
SURRENDER OF PREMISES AND HOLDOVER

4.1. Surrender of Premises. Upon the expiration or termination of this Lease or the termination of Tenant's right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear excepted. If the Premises are not surrendered in such condition and in accordance with Landlord's standard move-out policy, Landlord may undertake all necessary cleaning, trash removal and repair work, including, without limitation, removal of Tenant's equipment (including telecommunications equipment and wiring) and fixtures, all at the expense of Tenant, which expense Tenant shall pay on demand by Landlord. Without limiting its remedies, Landlord may apply any Security Deposit of Tenant against the cost of such work. Upon any termination which occurs other than by reasons of Tenant's default, prior to such termination Tenant shall be entitled to remove from the Premises all unattached and movable trade fixtures and personal property of Tenant without credit or compensation from Landlord, provided Tenant immediately shall repair all damage resulting from such removal and shall restore the Premises to a good and tenantable condition. If Tenant shall fail to remove any unattached and movable trade fixtures and personal property which Tenant is entitled to remove prior to any termination, Landlord may remove the same without any liability to Tenant. Any fixtures and personal property not so removed upon the vacancy of the Premises by Tenant shall be conclusively presumed to have been abandoned by Tenant, and to the extent Landlord elects to accept the same, title to such property shall pass to Landlord without any payment or credit. Landlord may, at its option and at Tenant's expense, store and/or dispose of any such property remaining in the Premises.

4.2. Holdover. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession of the Premises to Landlord, in accordance with Landlord's standard move-out policy, with all repairs and maintenance required herein to be performed by Tenant completed. If Tenant remains in possession after such termination without Landlord's written consent, such holdover shall not be deemed to be a renewal of this Lease but shall be deemed to create a month-to-month term which may be terminated by either party on the seventh (7th) day after written notice is delivered to the other party. In the event that any such holdover exists, all of the terms and provisions of this Lease shall be applicable during such holdover period, except that Tenant shall pay an elevated percentage of the Monthly Base Rent in effect on the termination date (plus reimbursement for TICAM and all other charges pursuant to the terms of this Lease for all periods thereafter), all computed on a daily basis for each day of the holdover period (the "**Holdover Rate**"). Should Tenant provide written notice to the Landlord of its intent to holdover one hundred and eighty (180) days prior to the expiration of this Lease (the "**Holdover Notice Date**"), then Tenant shall pay one hundred twenty five percent (125%) as the Holdover Rate for the first ninety (90) days of the holdover period. After the first such ninety (90) day

period, the Holdover Rate shall become two hundred percent (200%). Should Tenant not provide Landlord with written notice of its intent to holdover prior to the Holdover Notice Date, the Holdover Rate shall be two hundred percent (200%) through the entire holdover period. Notwithstanding the foregoing, Tenant agrees to indemnify, defend and hold Landlord harmless from any and all claims, loss or damage arising from Tenant's holdover. Nothing contained in this Section 4.2 is intended to create any right on the part of Tenant to remain in possession of the Premises after the expiration or termination of the Term.

SECTION 5
TAXES, INSURANCE EXPENSE, AND CAM CHARGES

5.1. TICAM Defined. The charges to Tenant outlined in this Section 5, for Taxes, Insurance Expense and CAM Charges shall be referred to collectively as TICAM (**"TICAM"**). One (1) monthly TICAM payment in the amount set forth on the Face Page of this Lease shall be due and payable on the date hereof, and this payment shall be applied to the first TICAM payment due at the beginning of the Term. Tenant acknowledges that the amounts set forth on the Face Page of this Lease are estimates of TICAM only and that actual TICAM charges will be calculated in accordance with this Lease.

5.2. Taxes. Beginning on the Commencement Date and continuing for the entire Term, Tenant shall pay to Landlord in advance without demand, deduction or setoff, Tenant's Proportionate Share of all taxes, assessments and governmental charges of any kind or nature whatsoever levied or assessed against the Project and any land, buildings or other improvements located on the property of which the Project is a part, by any federal, state, county, municipal or other governmental or quasi-governmental authority and whether they are imposed by taxing or management districts or other authorities presently existing or hereafter created, including, but not limited to fees payable to tax consultants and attorneys for consultation and contesting taxes (**"Taxes"**). Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Landlord shall estimate the annual Taxes at the beginning of each calendar year during the Term and Tenant agrees to pay one twelfth ($1/12^{th}$) of Tenant's Proportionate Share of such Taxes as reasonably estimated by Landlord by the first day of each calendar month during the Term.

5.3. Insurance Expense. Beginning on the Commencement Date and continuing for the entire Term, Tenant shall pay to Landlord in advance without demand, deduction or setoff, Tenant's Proportionate Share of the Insurance Expense (as such term is defined in Section 14.1 of this Lease). Landlord shall estimate the annual Insurance Expense at the beginning of each calendar year during the Term and Tenant agrees to pay one twelfth ($1/12^{th}$) of Tenant's Proportionate Share of such Insurance Expense as reasonably estimated by Landlord by the first day of each calendar month during the Term.

5.4. CAM Charges. Beginning on the Commencement Date and continuing for the entire Term, Tenant shall pay to Landlord in advance without demand, deduction or setoff, Tenant's Proportionate Share of the costs to maintain and service the common areas of the Project (**"CAM Charges"**). The CAM Charges shall include, without limitation, common water and sewer services and maintenance, hot water, heating, ventilation and air conditioning equipment, filter and service contracts (to the extent Landlord elects to maintain such contracts in accordance with the terms of this Lease), mowing, landscape maintenance and replacement, including, but not limited to the care and maintenance of areas within any detention or retention pond areas, rubbish removal (including any dumpsters), sidewalk, parking lot, truck court, road and driveway maintenance and repair, rail spur area (if any) required to be maintained by Landlord, common area lighting (including utility lines), maintenance of common signs for the Project, maintenance and painting of the exterior of the Project and downspouts and gutters, security services, non-structural portions of the roof (including the roof membrane), property management services (including administrative and operating costs) payable to a property manager, including an affiliate of Landlord, snow and ice removal, fire alarm monitoring, miscellaneous maintenance and repair expenses, amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing, fees or dues paid to any property owner's association, any and all storm water related fees and charges and any other fees or charges levied against the Project by any public or private agency, association or other authority having jurisdiction, additions or alterations made by Landlord to the Project or in order to comply with Legal Requirements (other than those expressly required to be made by Tenant), adequate reserve allowances for future expenses relating to the aforementioned costs and a reasonable overhead charge for the administration of all such maintenance and expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current expense in the year the expenditure is incurred but are acquired to reduce and which actually reduce CAM Charges. Landlord shall estimate the annual CAM Charges at the beginning of each calendar year during the Term and Tenant agrees to pay one twelfth ($1/12^{th}$) of Tenant's Proportionate Share of such CAM Charges as reasonably estimated by Landlord by the first day of each calendar month during the Term.

5.5. TICAM Accounting. After the completion of each calendar year during the Term, Landlord shall provide written notice to Tenant of the actual amount of TICAM for such calendar year and Tenant's Proportionate Share thereof. In the event Tenant's payments during such calendar year exceeded Tenant's Proportionate Share of the actual TICAM, Tenant shall receive a credit against the next due installment of Monthly Base Rent or Additional Rent unless this Lease has expired or been otherwise terminated, in which event Landlord shall pay such excess amount to Tenant within twenty

(20) days following receipt by Tenant of Landlord's notice. In the event Tenant's payments during such calendar year were less than Tenant's Proportionate Share of the actual TICAM, Tenant shall pay as Additional Rent the excess amount owed to Landlord within twenty (20) days of written notice from Landlord. If the first year and/or the final year of the Term do not coincide with the calendar year, Tenant's Proportionate Share of the TICAM for such year(s) shall be prorated. TICAM for any partial months during the Term shall also be prorated.

5.6. Final Year Adjustments. Prior to the expiration or earlier termination of this Lease, Landlord shall have the option to update its estimate of TICAM for the calendar year of such expiration or termination, and Tenant shall pay to Landlord the amount, so estimated by Landlord, of Tenant's obligation hereunder for TICAM for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

SECTION 6
USE AND COMPLIANCE

The Premises shall be used only for general office, warehouse and distribution uses and for no other purpose without the prior written consent of Landlord. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant covenants that it (i) shall comply with all governmental laws, ordinances and regulations (including specifically all zoning, access, and safety regulations) applicable to the operation of Tenant's business or use of the Premises, at Tenant's sole expense, (ii) shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations and any nuisances in, upon or connected with the Premises, all at Tenant's sole expense, (iii) shall not permit any party acting by or through Tenant to take nor shall Tenant take any action, which would constitute a nuisance or would disturb or endanger any other tenants or occupants of the Project or unreasonably interfere with their use of their respective premises or the common areas of the Project, (iv) shall not commit waste, overload the floor or structure of the Premises, and (v) shall (and cause its agents, contractors, employees and invitees to) abide by and conform to the Rules and Regulations attached hereto as Exhibit D and such further reasonable modifications thereof and additions thereto as Landlord may from time to time make or adopt so long as such are uniformly enforced against all tenants or occupants in the Project and do not materially increase Tenant's obligations to Landlord as set forth in this Lease or otherwise violate or contradict the terms of this Lease. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, orders, judgments, ordinances, rules, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "**Legal Requirements**"). The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act of 1990, and its implementing regulations, as amended or supplemented from time to time, and all similar applicable state and local laws, rules and regulations (the "**ADA**") or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at Tenant's sole expense, make any alterations or modifications, inside or outside the Premises that are required by Legal Requirements related to Tenant's use or occupation of the Premises. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease. The failure to mention any specific statute, ordinance, rule, code, regulation, order, directive or requirement shall not be construed to mean that Tenant was not intended to comply with such statute, ordinance, rule, code, regulation, order, directive or requirement.

SECTION 7
HAZARDOUS SUBSTANCES

7.1. Definitions. As used in this Section, "**Hazardous Substance**" means any pollutant, contaminant, toxic or hazardous substance, hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, hazardous, ignitable, explosive, toxic or radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, petroleum products or any other substances the removal of which is required, or the manufacture, production, generation, use, maintenance, disposal, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated or penalized, by any federal, state or local statute, law, regulation or other legal requirement now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (U.S.C. 9601 *et. seq.*), the Hazardous Materials Transportation Act (49 U.S.C. 1801 *et seq.*), the Resource Conservation and Recovery Act (42 U.S.C. 6901 *et. seq.*), the Federal Water Pollution Control Act (33 U.S.C. 1251 *et seq.*), the Clean Air Act (42 U.S.C. 7401 *et seq.*), the Toxic Substances Control Act, as amended (15 U.S.C. 2601 *et seq.*), and the Occupational Safety and Health Act (29 U.S.C. 651 *et seq.*), as these laws and legal requirements have been or are in the future amended or supplemented.

7.2. Covenants. Neither Tenant nor anyone acting through Tenant shall use the Premises or any other part of the Project for the production, generation, manufacture, treatment, transportation, storage or disposal of any Hazardous Substance, except with the prior written consent of Landlord and in compliance with any and all applicable legal requirements. Tenant covenants with Landlord that it will: (i) deliver promptly to Landlord true and complete copies of all notices received by Tenant from any governmental authority with respect to the generation, storage or use by Tenant of any Hazardous Substance on, in or near the Premises; (ii) permit entry onto the Premises by Landlord or Landlord's representatives at any reasonable time during normal business hours to verify Tenant's compliance with the provisions of this Section 7 and to monitor Tenant's generation, storage or use of any Hazardous Substance, including, but not limited to the performance of testing required by Landlord, any governmental agency or lender to determine the status of any Hazardous Substance on or in the Premises; (iii) pay to Landlord as Additional Rent, all of Landlord's actual costs and

expenses in connection with such entries, verification, monitoring and testing as well as the reporting therefor; and (iv) complete fully, truthfully and promptly any questionnaires sent by Landlord with respect to Tenant's generation, storage or use of any Hazardous Substance and any affidavits, representations and the like from time to time at Landlord's request with respect to Tenant's generation, storage or use of any Hazardous Substance.

7.3. Indemnity. Tenant hereby indemnifies, defends and holds harmless Landlord from and against any and all liabilities, expenses (including, without limitation, court costs and reasonable attorney fees), demands, damages, costs, losses, clean-up costs, actions, causes of action, claims for relief, penalties, fines and charges incurred, assessed, resulting from or arising out of the presence of any Hazardous Substance on, in or under the Premises or the Project (and any off-site property when such Hazardous Substance emanated from the Premises) resulting from the activities, operations or occupancy of Tenant or any act or omission of Tenant or Tenant's employees, agents, visitors or invitees, regardless of whether Landlord shall have consented to, approved of, participated in or had notice of such act or omission or the presence of such Hazardous Substance. The provisions of this Section 7.3 shall survive the expiration or earlier termination of this Lease.

7.4. Brownfields Agreement. Tenant acknowledges that Landlord has entered into a Brownfields Property Agreement (the "**Brownfields Agreement**") respecting the Premises with the North Carolina Department of Environment and Natural Resources ("**DENR**") pursuant to the North Carolina Brownfields Property Reuse Act of 1997, N.C. Gen. Stat. 130A-310.30, et seq. The Brownfields Agreement is recorded at Book 29295 Page 175 in the Mecklenburg County Land Records and a copy has been provided to Tenant and is hereby incorporated herein by reference. Landlord will promptly deliver a copy of the Brownfields Agreement to Tenant upon receipt of written notice from Tenant. In connection with its use and occupancy of the Premises, Tenant covenants and agrees to comply with all applicable terms, conditions and restrictions of the Brownfields Agreement. Notwithstanding anything contained herein to the contrary, in the event of any conflict between the terms and conditions of this Lease and any of the terms and conditions of the Brownfields Agreement, the terms and conditions of the Brownfields Agreement shall control. Tenant hereby releases and covenants not to sue or seek to hold Landlord responsible for any claim, damage, loss or liability arising out of matters identified in the Brownfields Agreement.

SECTION 8
LANDLORD'S REPAIRS AND MAINTENANCE

Landlord shall at its expense maintain the structural soundness of the roof (but not the membrane), the foundation and the structural soundness of the exterior walls of the Project in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excepted. Tenant shall repair and pay for any damage caused by the negligence of Tenant or Tenant's employees, agents, visitors or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors, overhead doors or store fronts, dock equipment (including, but not limited to seals, plates, levelers, shelters, awnings and canopies) or office entries. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable opportunity to cure such defect or make such repairs.

SECTION 9
TENANT'S REPAIRS AND MAINTENANCE

9.1. Tenant's Responsibility. Tenant shall, at its sole cost and expense keep and maintain all parts of the Premises and all areas, improvements and systems, including but not limited to, all hot water, heating, ventilation and air conditioning equipment, filter and service contracts exclusively for or serving the Premises (except those for which Landlord is expressly responsible under the terms of this Lease or which Landlord decides in its sole discretion to include in CAM Charges hereunder) in good condition, promptly making all necessary repairs, using a contractor approved by Landlord, (including any cleaning or required maintenance), repainting, and replacements, including but not limited to: windows, glass and plate glass, doors and door frames and hardware, any office entries, exterior awnings and canopies, demising walls, interior walls and finish work, ceilings, floors and floor coverings, light bulbs and tubes, heating, ventilation and air conditioning systems, truck doors, dock equipment (including, but not limited to seals, plates, levelers, shelters, awnings and canopies), plumbing work and fixtures, fencing, fire safety equipment including sprinkler heads, pipes, alarm panels, pull stations, safety lights and extinguishers, electrical wiring and devices and termite and pest extermination. Hot water, heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained, at Tenant's sole cost and expense, by Tenant. Within thirty (30) days after the Commencement Date, Tenant shall, at its cost and expense, enter into a regularly scheduled quarterly preventive maintenance and service contract with a maintenance contractor approved by Landlord. Such service and maintenance contract shall include the maintenance and service of all hot water, heating and air conditioning systems and equipment serving the Premises and the scope of services and contractors under such maintenance and service contracts shall be reasonably approved by Landlord. Upon the expiration or earlier termination of this Lease, Tenant's approved maintenance contractor shall provide Landlord with a written certification that all systems and equipment are in good condition and repair as of the date of termination. In the event that such written certification is not provided to Landlord prior to the expiration or earlier termination of this Lease, it is agreed that Landlord shall have a maintenance contractor complete an inspection of such systems and equipment and Landlord's contractor shall provide such a certification regarding the condition of the systems and equipment. Tenant shall pay to Landlord the commercially reasonable, out-of-pocket cost of such inspection as well as any costs identified thereon as necessary to put all systems and equipment in or

on the Premises in good condition and repair. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by the insurance to be maintained by Landlord pursuant to Section 14.1 below except to the extent such damage is caused by Tenant, its agents, contractors or invitees.

9.2. Litter and Damage. If Tenant is identified as being responsible for excessive litter or an unsightly mess outside of the Premises or for any damage to the common areas of the Project (such as an obstruction of a common sewer line, damage to concrete or asphalt paving, damage to the landscaping or grounds, etc.), then Tenant, as Landlord shall reasonably determine, shall pay as Additional Rent the entire cost to clean up such litter or mess and repair or replace such damage.

SECTION 10
INSPECTION

10.1. Entry. Landlord and Landlord's agents and representatives shall have the right to enter, pass through and/or inspect the Premises at any reasonable time during normal business hours (unless in the opinion of Landlord an emergency exists, in which event Landlord shall have immediate access), for the purpose of (i) inspecting same, (ii) showing the Premises to actual or prospective purchasers or mortgagees of the Project or providers of capital to Landlord and its affiliates and all consultants and advisors relating therefor, or (iii) making any repairs Landlord considers necessary or desirable. During the period that is twelve (12) months prior to the end of the Term, Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on or in front of the Premises, a suitable sign indicating the Premises are available.

10.2. Inspection on Termination. Upon the expiration or earlier termination of this Lease, Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event Tenant fails to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

SECTION 11
UTILITIES

Tenant shall pay for all water, sewer, electricity, gas, heat, light, power, telephone, data/internet, sprinkler and fire protection services (if any) and charges and any other utilities and services used on or from the Premises, together with any maintenance charges and taxes, penalties, surcharges or the like pertaining thereto. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion as determined by Landlord of all charges jointly metered with other premises. In the event Landlord determines that Tenant's usage level of a utility which is jointly metered is disproportionate based on square footage compared to other premises sharing the same meter, then Landlord may install a separate meter for such utility to the Premises. Tenant shall pay as Additional Rent all charges for the installation of such meter. In no event shall Landlord be liable for any interruption or failure of utility services on the Premises and no such failure shall be deemed to be an eviction or disturbance of Tenant's use of the Premises.

SECTION 12
ALTERATIONS

12.1. Alterations to Premises. Tenant shall not make any alterations, additions or improvements ("**Alterations**") to the Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld. All such Alterations must be made at Tenant's sole cost and expense by a contractor approved in writing by Landlord and in accordance with any and all Legal Requirements, including, but not limited to, any additional change or modification required by any and all Legal Requirements as a result or related to any such Alteration. Any Tenant request to make Alterations to the Premises shall be in writing accompanied with construction drawings (and any additional materials reasonably requested by Landlord) and a review fee of $250.00. Tenant agrees to pay Landlord all reasonable professional and legal fees incurred by Landlord in connection with Landlord's review of Tenant's request, whether or not Landlord consents to Tenant's request, including but not limited to any fees charged pursuant to any covenants or restrictions of record. Upon completion of any such Alterations, Tenant will provide Landlord with (i) a copy of the Certificate of Occupancy issued by the applicable governmental authority, (ii) final lien waivers and contractors' affidavits from all contractors and subcontractors providing work or materials to the Premises, and (iii) final "As-Built" drawings or plans together with Architectural CAD Drawings of such Alterations.

12.2. Ownership of Alterations; Indemnity. All Alterations erected by Tenant shall be and remain the property of Tenant during the Term, and Tenant shall, unless Landlord otherwise elects as hereinafter provided, remove all such Alterations erected by Tenant and restore the Premises to its original condition, reasonable wear and tear excepted, by the expiration or earlier termination of this Lease; provided however, that if Landlord so elects, such Alterations shall become the property of Landlord as of the expiration or earlier termination of this Lease and shall be delivered up to Landlord with the Premises together with an assignment of any warranties or guaranties issued in connection with the Alternations. Notwithstanding the foregoing sentence, all shelves, bins, machinery (including telecommunications equipment and wiring) and trade fixtures installed by Tenant shall be removed by Tenant prior to the termination of this Lease unless

Tenant notifies Landlord in writing that such items will remain in the Premises, and Landlord consents in writing, in which event all such items shall become the property of the Landlord. Upon the removal of any Alterations, Tenant shall restore the Premises to its original condition, reasonable wear and tear excepted and shall repair any damage to the Premises and Project caused by such removal. Tenant agrees to indemnify, defend and hold Landlord, and its agents and employees forever harmless against all claims, liabilities and expenses (including reasonable attorney fees) of every kind, nature and description which may arise out of or in any way be connected with any of the work described in this Section 12.

SECTION 13
SIGNS

Tenant may install Project standard signs upon the Premises only when first approved in writing by Landlord and subject to Landlord's signage requirements for the Premises and Project, any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs by the termination of this Lease. Any such installations or removals shall be made at Tenant's sole expense and in such manner as to avoid injury to or defacement of the Premises or the Project and other improvements, and Tenant shall repair any injury or defacement, including without limitation discoloration, caused by any such installations or removals.

SECTION 14
PROPERTY AND CASUALTY DAMAGE

14.1. Insurance. Landlord agrees to maintain insurance covering the Project in an amount deemed appropriate by Landlord, insuring against the perils of Fire, Lightning and Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, casualty and business income and such additional reasonable coverages as Landlord may elect to further protect its interest in the Premises and the Project; such coverages and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the state of North Carolina for use by insurance companies admitted in North Carolina for the writing of such insurance on risks located within North Carolina. Subject to the provisions of Sections 14.4, 14.5 and 14.6 below, such insurance shall be for the sole benefit of Landlord and under its sole control. Under no circumstances shall such insurance include nor shall Landlord have any responsibility to insure, repair, or replace Tenant's personal property, Tenant's fixtures or any Alterations or improvements made by Tenant or by Landlord on behalf of the Tenant to the Premises. Landlord (subject to the provisions of Section 5.3 of this Lease) agrees to pay before they become delinquent, the costs or premiums and deductibles in connection with arranging, procuring and maintaining such policies of insurance (all of which costs, premiums and deductibles shall collectively be defined as the **"Insurance Expense"** and billed as part of CAM Charges under Section 5.1 of this Lease).

14.2. Adjustments. If any increase in the insurance premiums to be provided by Landlord under Section 14.1 above is caused by Tenant's use or occupancy of the Premises, then Tenant shall pay to Landlord as Additional Rent, on demand, the amount of such increase.

14.3. Notice of Casualty. If the Project or Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under Section 14.1 above, Tenant shall give immediate written notice thereof to Landlord.

14.4. Substantial Damage. If the Premises should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Section 14.1 above or if the Premises should be so damaged thereby that rebuilding or repairs cannot in Landlord's reasonable estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate, and the Monthly Base Rent and TICAM shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

14.5. Minor Damage. If the Premises should be damaged by any peril covered by the insurance to be provided by Landlord under Section 14.1 above, but only to such extent that rebuilding or repairs can in Landlord's reasonable estimation be completed within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, and Landlord shall at its sole cost and expense (but only to the extent insurance proceeds are actually received by Landlord) thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which the Premises existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's personal property, Tenant's fixtures or any Alterations or improvements made by Tenant to the Premises. If the Premises are untenantable in whole or in part following such damage, the Monthly Base Rent and TICAM payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and terminate.

14.6. Proceeds to Mortgagee. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or the Project requires that the insurance proceeds paid as a result of a loss covered under the insurance to be provided under the terms of Section 14.1 above be

applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

SECTION 15
LIABILITY

15.1. Injury to Persons or Property. Landlord shall not be liable to Tenant or Tenant's employees, agents, customers or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises except for such injury or damage which results solely from the negligence or willful misconduct of Landlord or Landlord's employees or agents and Tenant hereby covenants and agrees that it will at all times indemnify, defend and hold safe and harmless the Premises, the Landlord, Landlord's employees, agents and lender(s) from any loss, liability, claim, suit, or expense, including without limitation attorney fees and damages, both real and alleged, arising out of or relating to any such damage or injury; except injury to persons or damage to property the sole cause of which is the negligence or willful misconduct of Landlord or Landlord's employees, agents or lenders.

15.2. Tenant Insurance. Tenant shall, at Tenant's sole expense, procure and maintain throughout the Term a policy or policies of (i) commercial general liability insurance, insuring against all claims, demands or actions arising out of or in connection with Tenant's liability assumed under this Lease, covering injury to persons (including death), and property damage (including loss of use thereof) in the amount of at least $2,000,000.00 per occurrence with an aggregate limit of at least $2,000,000.00, (ii) all risk (special form) property insurance in an amount equal to the full replacement cost of the covered property, including, but not limited to all Alterations or improvements made by Tenant or by Landlord on behalf of Tenant or for Tenant's benefit to the Premises (including without limitation carpeting, floor coverings, millwork, finishes, paneling, decorations), and all furniture, fixtures, equipment and other personal property of Tenant or any property in the care, custody or control of Tenant and located in the Premises, (iii) Business Automobile liability insurance for all owned (Symbol 1), non-owned (Symbol 9), hired, rented and/or borrowed (Symbol 8) vehicles used by Tenant, its employees or agents (such policy shall include a combined single limit of liability of at least $1,000,000.00 per claim for bodily injury and property damage and will provide that employees are insureds), and (iv) Workers Compensation coverage with an Employers Liability limit of at least $500,000.00 providing statutory benefits for the state where the property is located. All such policies procured by Tenant shall be issued by an insurance company authorized to transact business in North Carolina with a minimum rating of "A-VIII" or its equivalent from one of the major rating agencies (e.g. AM Best, Moody's, Standard and Poor's). Certified copies of such policies or valid certificates of insurance evidencing same, naming Landlord, the Project property manager and (at Landlord's sole discretion) Landlord's partners, direct affiliates, subsidiaries, parent, officers and directors, lender(s) as additional insureds on the Commercial General Liability and Business Automobile Liability policies, together with a receipt evidencing payment of premiums therefor, shall be delivered to Landlord prior to the Commencement Date of this Lease. Not less than thirty (30) days prior to the expiration date of any such policies, certified copies of the renewal policies or valid certificates of insurance evidencing such renewal (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. If Tenant shall not comply with this covenant, Landlord may at its option, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

SECTION 16
WAIVER OF SUBROGATION

16.1. Landlord Waiver. Tenant shall not be responsible or liable to Landlord for any loss from any event, act or omission to the extent actually paid by the proceeds of insurance obtained and maintained by Landlord in connection with the Project. To the extent available, Landlord shall cause its policy or policies of insurance to contain effective waivers of subrogation for the benefit of Tenant.

16.2. Tenant Waiver. Landlord and the Project property manager shall not be responsible or liable to Tenant for any loss, event, act or omission to the extent covered by insurance required to be obtained and maintained by Tenant with respect to the Premises and its use and occupancy thereof (whether or not such insurance is actually obtained or maintained) or otherwise covered by the proceeds of such other insurance as is obtained and maintained by Tenant. Tenant shall from time to time provide Landlord with effective waivers of subrogation by its insurers for the benefit of Landlord and the Project property manager in a form reasonably satisfactory to Landlord. The waiver of subrogation is for all insurance policies of the Tenant including those required in Section 15.2.

16.3. Survival. The terms and provisions of this Section 16 shall supersede any provisions to the contrary contained in this Lease and shall survive the expiration or earlier termination of this Lease with respect to any occurrences before the effective date of such termination or expiration.

SECTION 17
CONDEMNATION

17.1. Complete Taking. If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase

in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is being used, this Lease shall terminate, and the Monthly Base Rent and TICAM payable hereunder shall be abated during the unexpired portion of the Term, effective when the physical taking of the Premises shall occur.

17.2. Partial Taking. If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Section 17.1 above, this Lease shall not terminate, but the Monthly Base Rent and TICAM payable hereunder during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

17.3. Proceeds. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to the proceeds arising out of any such acquisition of the Premises, or portion thereof, under the power of eminent domain; provided, however, that nothing herein contained shall be construed so as to prevent Tenant from making a claim for a separate award for any relocation expense, or for such losses as it may sustain in connection with any items belonging to Tenant and not a part of the Premises, but Tenant shall in no event be entitled to compensation for the loss of its leasehold interest in the Premises.

SECTION 18
EVENTS OF DEFAULT

Any of the following events shall be deemed to be an **"Event of Default"** by Tenant under this Lease:

18.1. Tenant shall fail to pay any installment of Monthly Base Rent or any Additional Rent herein reserved when due, including, but not limited to any Late Payment Charge required herein when due, and such failure shall continue for a period of seven (7) days from the date such payment was due.

18.2. Tenant shall abandon, desert or otherwise vacate all or any substantial portion of the Premises.

18.3. Tenant shall fail to comply with any term, provision or covenant of this Lease, other than (i) the payment to Landlord of Monthly Base Rent, Additional Rent and/or other monetary payments or reimbursements or (ii) Tenant's obligations pursuant to Section 27 herein, and shall not cure such failure within ten (10) days written notice thereof to Tenant.

18.4. Any guarantor of this Lease shall default in the terms of his, her and/or its guaranty or shall declare bankruptcy or insolvency or shall make an assignment for the benefit of creditors.

18.5. Tenant shall become insolvent or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.

18.6. Tenant or any guarantor of Tenant's obligations under this Lease shall file a petition or have an involuntary petition filed against it under any section or chapter of the United States Bankruptcy Code, as amended or under any similar law or statute of the United States or any State thereof or Tenant or any guarantor of Tenant's obligations of this Lease shall be adjudged bankrupt or insolvent in any such proceedings filed against Tenant or any such guarantor.

18.7. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or guarantor of Tenants obligations under this Lease.

18.8. Tenant shall do or permit to be done anything which creates a lien upon the Premises.

18.9. The business operated by Tenant shall be closed or otherwise caused to cease operations for failure to pay any applicable State or Federal tax as required, or shall be closed or cease to operate for any other reason.

SECTION 19
REMEDIES

Upon the occurrence of any Event of Default by Tenant under Section 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

19.1. Termination of Lease. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Monthly Base Rent or Additional Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord, including without limitation (i) the Monthly Base Rent and Additional Rent for the balance of the Term, discounted to present value at the then-current Prime Rate, and (ii) all other damages described in Section 19.4 below. **"Prime Rate"** shall mean the prime rate of interest published in the "Money Rates" column of The Wall Street Journal on the first business day of each month, or a reasonably comparable substitute reasonably identified by Landlord.

19.2 Termination of Possession. Without terminating the Lease or releasing Tenant in whole or in part, from any obligation, including without limitation, Tenant's obligation to pay Monthly Base Rent and Additional Rent, Landlord may terminate Tenant's right to possession by entering upon and taking possession of the Premises and expelling or removing Tenant and any other person(s) who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; provided, however, that Landlord shall not be deemed to be under any duty by reason of this provision or otherwise to take any action to mitigate damages due to an Event of Default by Tenant and shall expressly have no duty to mitigate any damages caused by Event of Default by Tenant. Following such entry, Landlord may recover from Tenant damages incurred by Landlord, including without limitation (i) the Monthly Base Rent and Additional Rent under this Lease for the balance of the stated Term, discounted to present value at the then-current Prime Rate and (ii) all other damages as described in subsections 19.4 and 19.5 below.

19.3. Performance of Tenant's Obligations. Enter upon the Premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

19.4. Damages. The damages that Landlord may recover from Tenant include without limitation the following: (i) reasonable costs of recovering and entering the Premises, including reasonable attorneys' fees and expenses; (ii) reasonable costs of placing the Premises in leaseable condition and re-leasing the same, including reasonable brokerage and attorneys' fees; (iii) unpaid Monthly Base Rent and Additional Rent under this Lease for the period prior to any termination or re-leasing and, if this Lease is terminated, for the period needed to re-lease the Premises; (iv) any Monthly Base Rent concessions or offsets allowed to Tenant, (v) any work performed by Landlord in the Premises to prepare the same for Tenant and (vi) reasonable brokerage and attorneys' fees and expenses for this Lease. All damages shall be payable by Tenant to Landlord within thirty (30) days of billing as Additional Rent under this Lease.

19.5. Miscellaneous Provisions. Pursuit of any remedies defined in this Lease shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law including, but not limited to summary proceedings, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any payment due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default by Tenant shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. Tenant agrees that in the event Landlord must bring an action or proceeding to enforce any provision of this Lease or otherwise engages legal counsel to assist with the enforcement of any provision of this Lease or the collection of any amounts due hereunder, Tenant shall pay all costs associated with any such action or effort to enforce, including, without limitation, reasonable attorney fees. No right or remedy of Landlord under this Lease shall be waived unless the waiver is in writing and signed by the Landlord, and such waiver shall not be interpreted as a continuing wavier or a waiver of any prior Event of Default by Tenant. If Landlord shall at any time accept any installment of Monthly Base Rent or Additional Rent after the same shall become due and payable, including partial payments, such acceptance shall not waive any then-existing Event of Default or breach of this Lease by Tenant and shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights under this Lease or applicable law.

SECTION 20
LANDLORD'S LIEN

In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rents and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Monthly Base Rent or Additional Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. Products and proceeds of collateral are also covered. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 20 at public or private sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for Monthly Base Rent or Additional Rent is not hereby waived; the express contractual lien herein granted being in addition and supplementary thereto.

SECTION 21
MECHANIC'S LIENS AND OTHER TAXES

Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon the Premises or the Project, or in any manner to bind the interests of Landlord in the Premises or the Project or to charge the rents payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense (including but not limited to any reasonable attorneys' fees) based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

SECTION 22
ASSIGNMENT AND SUBLETTING

22.1. Landlord's Consent. Tenant shall not, voluntarily, by operation of law, or otherwise, assign, transfer, mortgage, pledge or encumber this Lease, or sublease the Premises or any part thereof, or allow any person other than Tenant, its employees, agents, customers and invitees to occupy or use the Premises or any portion thereof, without the express written consent of Landlord, and any attempt to do any of the foregoing without such written consent shall be null and void and shall constitute an Event of Default by Tenant under this Lease. Landlord's consent to any assignment or sublease hereunder does not constitute a waiver of its right to consent to any further assignment or sublease.

22.2. Consent Process. If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease, together with a non-refundable fee of One Thousand Dollars ($1,000.00) (the **"Transfer Fee"**). Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (a) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to such space, (b) to permit Tenant to assign this Lease or sublet such space (provided, however, if the monthly rent agreed upon between Tenant and subtenant is greater than the Monthly Base Rent due from Tenant hereunder, any such excess shall be deemed Additional Rent owed by Tenant and payable to Landlord) or (c) to refuse to consent to Tenant's assignment or sublease of such space and to continue this Lease in full force and effect as to the entire Premises. If Landlord shall fail to notify Tenant in writing of such election within the fifteen (15) day period, Landlord shall be deemed to have elected option (c) above.

22.3. Tenant Liability. Tenant agrees to use Landlord's standard assignment or sublease consent forms and to pay Landlord's actual attorney fees associated with Landlord's review and documentation of any requested assignment or sublease hereunder regardless of whether Landlord consents to any such assignment or sublease. No assignment or sublease by Tenant shall relieve Tenant of any obligations under this Lease, and Tenant shall remain primarily liable for the payment of all amounts due and for the performance of all obligations of Tenant under this Lease. Any transfer of this Lease by merger, consolidation or liquidation or any change in a majority of the voting rights or other controlling rights or interests of Tenant shall be deemed an assignment for the purposes of this Lease.

SECTION 23
SALE, ASSIGNMENT OR TRANSFER OF LANDLORD'S INTEREST

Landlord may freely sell, assign and transfer its rights under this Lease or its interest in the Project and/or Premises. In the event of the sale, assignment or transfer by Landlord of its interest in the Project and/or Premises or of its rights in this Lease (other than a collateral assignment to secure debt) to an assignee or successor in interest who shall expressly assume the obligations of Landlord hereunder, said purchaser or assignee shall become Landlord under this Lease and Landlord shall be released from all of its covenants, liabilities and obligations under this Lease, except such obligations which have accrued prior to any such sale, assignment or transfer, and Tenant agrees to look solely to such assignee or successor in interest of Landlord for performance of such obligations.

SECTION 24
QUIET ENJOYMENT

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Monthly Base Rent, Additional Rent and other payments herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

SECTION 25
LIMITATION OF LANDLORD'S LIABILITY

Tenant agrees that (i) any money judgment resulting from any default or other claim arising under this Lease shall be satisfied only out of the Monthly Base Rent and profits received by Landlord from the operation of the Project and from

Landlord's right, title, and interest in the Project, (ii) no other real, personal, or mixed property of Landlord or any of its principals, shareholders, owners, trustees, beneficiaries, members, officers, directors, or agents, wherever situated, will be subject to levy on any such judgment, and (iii) Landlord shall not have any personal liability whatsoever under this Lease. Tenant agrees that if the Monthly Base Rent and profits from, and Landlord's interest in, the Project are insufficient for the payment of any such judgment, Tenant shall not institute any further action, suit, claim, or demand, in law or in equity, for or on account of such deficiency, and Tenant hereby waives any right to a money judgment against Landlord except to the extent the same can be satisfied from such Monthly Base Rent, profits, and interest.

SECTION 26
SUBORDINATIONS AND ESTOPPELS

26.1. Subordination and Attornment. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. In the event of the foreclosure of any such mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such mortgagee or purchaser in foreclosure as Tenant's Landlord under this Lease. Within ten (10) days following written notice from Landlord, Tenant covenants and agrees that it shall execute any instruments, releases, subordinations or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Tenant also agrees to execute a commercially reasonable subordination non-disturbance and attornment agreement with Landlord's lender(s) if requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such subordination non-disturbance and attornment agreements in a timely fashion is a material inducement for Landlord's execution of this Lease and Tenant's failure to execute and deliver such agreements within the time required shall, at Landlord's election, be an Event of Default by Tenant.

26.2. Estoppel Certificate. Within ten (10) days following written notice from Landlord, Tenant covenants and agrees that it shall execute and deliver to Landlord an estoppel certificate (a) ratifying this Lease; (b) confirming the Commencement Date and expiration date; (c) reciting the advance rent, if any, paid by Tenant and the date to which such rent has been paid; (d) reciting the amount of security deposited with Landlord, if any; and (e) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented, or amended except as stated; (ii) that all conditions and agreements under this Lease to be performed by the parties have been satisfied except as stated; (iii) that to the best of Tenant's knowledge, Landlord is not in default under this Lease except as stated; (iv) that to the best of Tenant's knowledge, it has no defenses or offsets against the enforcement of this Lease except as stated; and (v) any other factual information relating to the Lease reasonably requested by Landlord. Any such estoppel certificate may be relied upon by the Landlord, by a lender or prospective lender or purchaser of the Project. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease and Tenant's failure to execute and deliver such agreements within the time required shall, at Landlord's election, be an Event of Default by Tenant.

SECTION 27
MISCELLANEOUS PROVISIONS

27.1. Notices. Any notice or document required or permitted to be delivered hereunder shall be deposited with (i) the United States Postal Service, certified mail, return receipt requested, postage pre-paid, or (ii) Federal Express or a comparable bona fide overnight courier, for delivery on the next business day with all postage and/or charges paid by sender and addressed to the parties hereto at the respective addresses set out on the Face Page of this Lease, or at such other address as the parties may specify from time to time by at least fifteen (15) days written notice delivered to the notifying party. Notice shall be deemed given as of the date of receipt or rejection or inability to deliver shown on the return receipt or similar advance delivery or attempted delivery.

27.2. Processing and Review Fees. In the event Tenant requests Landlord to process, review and/or execute any third party documents, including, but not limited to, lien waivers, telecommunication access agreements, or other service provider agreements, then Tenant shall submit such documentation to Landlord with the payment of an administrative fee of One Thousand Dollars ($1,000.00). Tenant agrees to pay as Additional Rent all reasonable legal costs and professional costs incurred by Landlord in connection with Landlord's review of such documents. Landlord agrees to waive this fee one (1) time in any twelve (12) month period.

27.3. Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination hereof, including without limitation all obligations with respect to TICAM payments and any other payments due Landlord hereunder and all obligations concerning the condition of the Premises.

27.4. Captions. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

27.5. Enforceability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

27.6. Authority. Each party agrees to furnish to the other, promptly upon demand, a resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

27.7. Lease Amendment. Any amendment or agreement of this Lease shall be ineffective to change, waive, amend, modify, supplement, discharge or terminate this Lease in whole or in part unless such amendment or agreement is in writing and signed by Landlord and Tenant.

27.8. Time is of the Essence. Time is of the essence and all performance due dates, time schedules, and conditions precedent to exercising a right shall be strictly adhered to without delay except where otherwise expressly provided.

27.9. Governing Law. This Lease and the rights of parties hereunder shall be construed and enforced in accordance with the laws and judicial decisions of the State of North Carolina.

27.10. Tenant Financials. Upon written request by Landlord, but in no event more often than once per calendar year, Tenant shall provide to Landlord annual financial statements. Such financial statements shall include at a minimum, a balance sheet, an income statement, a statement of cash flows and any necessary notes concerning both the current year-to-date operating results and comparative operating results for the previous two (2) years. Tenant shall certify that said financials are materially correct and accurate.

27.11. Entire Agreement. This Lease, including the Face Page and all exhibits and attachments hereto contains the entire agreement between Landlord and Tenant concerning the Premises, and there are no other agreements, either oral or written, regarding the lease of the Premises by Tenant (any prior agreements being merged into this Lease). Neither Landlord nor any agent of Landlord has made any representations, warranties or promises with respect to the Premises, the Project or the existence or use of any amenities or facilities, except as expressly set forth in this Lease.

27.12. Brokers.

Tenant warrants that all negotiations with respect to this Lease (including, without limitation, preliminary consideration of the Premises, relevant economics and final Lease provisions) were accomplished without the aid, intervention or employment of any broker or finder, of any kind other than CBRE Inc. (the "**Broker**") which Broker shall be compensated by Landlord pursuant to a separate agreement between Landlord and Broker. Tenant shall indemnify, protect, defend, and hold Landlord (and its partners, joint venturers, affiliates, shareholders, and property managers, and their respective officers, directors, employees, and agents) harmless from and against any and all claims arising out of or in connection with any claims made by any person or firm claiming to be a broker or finder with regard to this Lease as a result of the activities or agreements of Tenant, including, without limitation, claims for commissions and all costs of enforcing this indemnity against Tenant, other than such claims asserted by Broker. Landlord shall indemnify, protect, defend, and hold Tenant (and its partners, joint venturers, affiliates, shareholders, and property managers, and their respective officers, directors, employees, and agents) harmless from and against any and all claims arising out of or in connection with any claims made by any person or firm claiming to be a broker or finder with regard to this Lease as a result of the activities or agreements of Landlord, including, without limitation, claims for commissions and all costs of enforcing this indemnity against Landlord and including payment of a commission to Broker. Landlord shall only be responsible for the payment of commissions to Broker, if any, specified in this Section 28.12, if Landlord has entered into a separate written agreement with such Broker, and then only as provided in such agreement.

27.13. Successors and Assigns. The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon Landlord and Tenant and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided in this Lease.

27.14. Incorporation of Face Page and Exhibits. The Face Page, the Premises set forth in Exhibit A, the Improvements set forth in Exhibit B, the Special Provisions set forth in Exhibit C, the Rules and Regulations set forth in Exhibit D, the Guaranty set forth in Exhibit E, and the Hazardous Substance Disclosure Certificate set forth in Exhibit F attached hereto are incorporated herein by reference.

27.15. Force Majeure. Except as otherwise expressly provided in this Lease, neither party shall be liable for any delay or failure of performance under this Lease resulting from inclement weather of unusual severity or duration, strikes or labor disputes, war, terrorist acts, riots or civil disturbances, government regulations, acts of civil or military authorities, or acts of God (each, a "**Force Majeure**"), provided the party whose performance has been delayed under this Lease promptly takes all steps necessary to resume full performance. If any such Force Majeure shall cause a party's performance hereunder to be delayed or prevented, such party shall notify the other party in writing specifying such Force Majeure and an estimate of when such party shall resume full performance. Notwithstanding any other provision of this Section 28.15, in no event shall Tenant's obligation to pay any installment of Monthly Base Rent or Additional Rent in a

timely manner be delayed or excused as a result of Force Majeure, and such obligation shall remain absolute and unconditional.

27.16. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO EACH WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED BY THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM FOR INJURY OR DAMAGE.

27.17. Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control ("**OFAC**") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including, but not limited to, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

27.18. Submission of Lease. Submission of this Lease to Tenant shall not constitute an offer to lease the Premises, and this Lease will become effective only upon execution and delivery of this Lease by both Landlord and Tenant.

27.19. Drafting. Landlord and Tenant acknowledge that this Lease was negotiated at arm's length and that no presumptions in favor of or against the drafter shall apply to the interpretation of this Lease.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each party hereto has executed this Lease under seal, acknowledging and signifying its authority to enter into this Lease, by its duly authorized officer, manager, or representative, in two (2) or more counterparts on the day and year first written above.

LANDLORD:

BIN - WB2101 LLC
a North Carolina limited liability company

By: Beacon Industrial Holdings LLC,
a North Carolina limited liability company, its Manager

By: Beacon GP LLC,
a North Carolina limited liability company, its Manager

By: [signature]
Peter W Lash ~~Jon L. Morris~~, Manager

Witness: [signature]

TENANT:

cbdMD, a North Carolina Corporation

By: [signature]

Print Name: Mark Elliott

Title: CFO

EXHIBIT A
PREMISES

The Premises (deemed to be 80,000 SF) located at 2101 Westinghouse Boulevard, Suite A, Charlotte, NC 28273 is indicated by the hatched area marked below.


2101 WESTINGHOUSE BLVD.

EXHIBIT B
IMPROVEMENTS

Landlord shall make only the renovations, modifications or additions set forth in the numbered items directly below (the **"Improvements"**) to the Premises. Except for the numbered items noted below, Tenant hereby accepts the Premises in its as-is condition.

1. Provide one coat of building standard paint in the office space;
2. Provide building standard carpet in the office area;
3. Provide building standard VCT in the restrooms and break area;
4. Provide a full height demising wall;
5. Provide an eight hundred (800) amp 277/480v electrical service to the space;
6. Provide 125 tons of AC cooling spread out amongst five (5) twenty-five (25) ton concentric rooftop units; and
7. Ensure all building systems are in good working order.

EXHIBIT C
SPECIAL PROVISIONS

The initials by representatives of Landlord and Tenant shall incorporate all the following terms and provisions into this Lease. Where these Special Provisions conflict with any provision in the body of the Lease, these Special Provisions shall govern.

1. Monthly Base Rent shall be due and payable and adjust in accordance with the following schedule. As a concession to Tenant, Landlord shall grant Tenant a Monthly Base Rent abatement period, during which Tenant shall pay TICAM and Additional Rent in accordance with the Lease. Such Monthly Base Rent abatement period shall commence for lease Months 1 and 13-14 and terminate and thereafter, Tenant shall have no further Monthly Base Rent abatements.

Period	Monthly Base Rent	Percentage Increase from Previous Period
Month 1	$0.00	n/a
Month 2	$14,666.67	n/a
Months 3-12	$26,167.67	n/a
Months 13-14	$0.00	n/a
Months 15-26	$30,041.67	3.00%
Months 27-38	$30,942.92	3.00%
Months 39-50	$31,871.20	3.00%
Months 51-62	$32,827.34	3.00%
Months 63	$33,812.16	3.00%

2. EARLY POSSESSION: Commencing on August 22, 2019, subject to full execution of this Lease, delivery of required payments, transfer of utilities into Tenant's name, and receipt of a Certificate of Insurance covering the Premises as effective of the date of this Lease, Landlord shall permit Tenant to take possession of the Premises for the purposes of making minor alterations to the Premises and the installation of equipment, fixtures, furniture and otherwise making the Premises ready for the conduct of Tenant's business. Such possession shall be subject to all the provisions of this Lease except that no payment of Monthly Base Rent or TICAM shall be due for such possession prior to the Commencement Date. Tenant understands and acknowledges that Landlord may be performing improvements to the Premises during such period in accordance with Exhibit B of this Lease and Tenant will in no way inhibit or obstruct Landlord or it agents from performing such improvements.

3. CONTROLLABLE CAM CHARGES. Notwithstanding the foregoing, for purposes of calculating CAM Charges under Section 5.4, the maximum increase in the amount of Controllable CAM Charges (defined below) that may be included in calculating such CAM Charges for each calendar year after December 31, 2020 shall be limited to 5% per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable CAM Charges that may be included in the calculation of such Cam Charges for each calendar year December 31, 2020 shall equal the product of the 2021 Controllable CAM Charges and the following percentages for the following calendar years: 105% for 2022; 110.25% for 2023; 115.76% for 2024; 121.55% for 2025; etc. "**Controllable CAM Charges**" means all CAM Charges set forth in this Lease, except for costs in connection with adverse weather conditions (including extraordinary landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), city or county mandates, utility costs, costs incurred to comply with governmental or insurance requirements, costs resulting from acts of Force Majeure, charges assessed against or attributed to the Land pursuant to any applicable declaration of protective covenants or other encumbrances, and other costs beyond the reasonable control of Landlord.

4. OPTION TO RENEW: During the initial Term hereof and in the event that Tenant: (i) has not committed an Event of Default hereunder at any time during the Term beyond any applicable notice and cure period, (ii) has not assigned its interest in this Lease or sublet any portion of the Premises, (iii) is in compliance with the terms of this Lease, and (iv) provides written notice to Landlord of its intent to exercise the renewal option at any time prior to the date that is nine (9) months prior to the expiration of the initial Term (the "**Renewal Notice Date**"), Landlord hereby grants to Tenant and Tenant shall have an option to renew this Lease for an additional period of **sixty (60)** months (the "**Renewal Option**") under the following terms and conditions:

A. Landlord and Tenant shall execute an amendment to this Lease which shall provide that all of the terms, conditions, guaranties, rights, obligations and covenants under this Lease shall exist in full force and effect with regard to the Renewal Option, except that: (i) the Term shall be extended by sixty (60) months, (ii) annual base rent at the commencement of the term of the Renewal Option shall be the greater of **$5.22** per SF or the triple net market rental rate (the "**Market Rate**") at the commencement of the Renewal Option for spaces of comparable size, location, quality and condition in comparable developments in the North Charlotte industrial submarket, as reasonably determined by Landlord, and (iii) Tenant's new annual base rent set forth in (ii) above shall escalate annually on August 1st annually throughout the Renewal Option thereafter by three percent (3.0%);

B. Tenant shall execute such amendment within fifteen (15) days from the date Landlord delivers to Tenant execution copies thereof, or this Renewal Option shall automatically terminate and be of no further force or effect; and

C. Should Tenant not provide Landlord with written notice of its desire to exercise the Renewal Option prior to the Renewal Notice Date, such Renewal Option shall automatically terminate.

D. Should Tenant expand and/ or renew the Premises prior to the Renewal Notice Date, such Renewal Option shall automatically terminate.

RAIL AND RAIL SERVICE: Tenant acknowledges and agrees that Norfolk Southern (together with its successors and/or assigns or any other applicable rail freight carrier, each a "**Rail Freight Carrier**") provides the rail service to and from the Project. Tenant further acknowledges that located on the Project in the location as generally shown and identified on the Site Plan (shown in Exhibit C-1 attached hereto and incorporated herein) as "**Non-Dedicated Rail Spur**" is a rail spur that may, subject to the provisions of this Paragraph 3 of Exhibit C, be used by Tenant and other tenants and their respective contractors, officers, agents, invitees, employees and customers for access to and from their respective premises in the Project to connect with the main railroad lines. Landlord hereby grants to Tenant during the Term, at its sole cost, expense and risk, the non-exclusive right and license, in common with Landlord and other tenants and their respective contractors, officers, agents, invitees, employees and customers, to use those portions of the Non-Dedicated Rail Spur reasonably necessary for the limited purposes of (a) permitting the Rail Freight Carrier ingress to deliver and transport materials and products, over the Non-Dedicated Rail Spur, to and from the Premises and (b) ingress and egress of rail cars to and from the access the main railroad line (collectively, the "**Rail Use**"). Prior to Tenants exercise of its rights set forth in this Paragraph 3 of Exhibit C with respect to the Rail Use, Tenant shall, at its sole cost and expense, have independent responsibility to (1) enter into (i) any agreements required by the applicable Rail Freight Carrier, and (ii) a joint use and maintenance or similar agreement with other tenants using the Non-Dedicated Spur governing the respective rights and obligations of the parties using the Non-Dedicated Spur relating to cooperation, use and maintenance, and (2) delivered copies of such agreements to Landlord. Tenant agrees that it shall have no right to use the Non-Dedicated Rail Spur for any purpose other than the Rail Use. Tenant further acknowledges that, during the Term of this Lease, other parties will be actively operating businesses within their respective premises within the Project, which may require rail freight services. The safe, convenient and continuous operation of each of the respective businesses in the Buildings is of critical importance. All such efforts with respect to the use of the Non-Dedicated Rail Spur shall be conducted in accordance with all applicable laws, all rules and regulations of the governmental authorities having jurisdiction over the Project and the Rail Freight Carriers, and in a manner intended to minimize any adverse impacts to the normal and routine operation of the respective businesses of Tenant and the other users of the Non-Dedicated Rail Spur. Landlord covenants and agrees that in any future lease of space in Building 1 that includes the non-exclusive right to use the Non-Dedicated Rail Spur, Landlord shall use commercially reasonable efforts to have such lease include a similar covenant. Tenant covenants and agrees to cooperate in the use of the Non-Dedicated Rail Spur in a manner intended to minimize any adverse impacts to the normal and routine operation of the respective businesses of the users of the Non-Dedicated Rail Spur, including, but not limited to any other tenants in the Project. In no event shall Landlord be responsible for or liable to Tenant in the event Tenant or Tenant's Rail Freight Carrier is not provided with access, ingress or egress to the Non-Dedicated Rail Spur for any reason whatsoever. All provisions of this Lease pertaining to the Premises shall be applicable to such Non-Dedicated Rail Spur; provided, however, no Monthly Base Rent or other fees are payable from Tenant directly to Landlord for the use thereof. Tenant shall indemnify and forever hold Landlord harmless from and against any and all liabilities, claims, costs and expenses, including, without limitation, reasonable attorney's fees, incurred by Landlord and relating in any way to the Tenant's use of the Non-Dedicated Rail Spur. In no event shall Tenant's use of or inability to use the Non-Dedicated Rail Spur excuse Tenant from its obligation to pay its Monthly Base Rent and Additional Rent in accordance with the terms of this Lease. Tenants failure to comply with the terms and conditions of this Paragraph 3 of Exhibit C shall be an Event of Default pursuant to Section 18 of the Lease.

EXHIBIT D
RULES & REGULATIONS

Landlord shall control and operate the common areas, and the facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of the tenants generally. Adherence to the rules and regulations listed below will aid in each tenant's full use and enjoyment of the common areas.

A. The common areas of the Project shall not be obstructed by Tenant or used for any purpose other than ingress and egress to and from Tenant's Premises. No tenant shall permit the visit to its Premises of persons in such number or under such conditions to interfere with the use by other tenants of the common areas.

B. Outside storage of any kind is strictly prohibited without Landlord's written consent.

C. Tenant, its servants, agents, invitees, employees and/or licensees shall only park on or utilize parking and loading areas directly related to such Tenant's premises. No parking space shall be designated reserved or marked for special use without Landlord's written consent. Tenant shall not park in a manner which would block or restrict the access of other tenants to their leased premises.

D. Tenant will not inscribe, affix or otherwise display signs, advertisements or notices in, on, or behind any windows, walls, doors, partitions or other part of the exterior of the Project without prior written consent of Landlord. Any sign of a temporary nature will not be permitted.

E. Tenant will not attach or place awnings, antennas, satellites or other projections on the outside walls or any exterior portion of the Project without prior written consent of Landlord.

F. No curtains, blinds, shades or screens will be attached to, hung in or used in connection with any window or door of the Premises unless previously approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

G. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable without prior written consent of Landlord.

H. Tenant shall not permit nor take any action that would constitute a nuisance or would disturb or endanger any other tenants of the Project or unreasonably interfere with their use of their respective premises.

I. The plumbing facilities will not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind will be disposed into them. The cost and expense of any breakage, stoppage, damage or excessive usage resulting from a violation of this provision by Tenant, its employees, agents or invitees will be borne by Tenant.

J. Tenant agrees that the point pressure resulting from Tenant's racking system, inventory, forklifts and/or equipment shall not exceed allowable design floor loading for the floor slabs in the Premises.

K. Tenant will not permit the Premises to be used for any purpose or in any manner that would render the insurance thereon void or the insurance risk more hazardous.

L. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the operation of its business in the Premises and to the use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole cost and expense.

M. Tenant shall not allow smoking in the Premises or elsewhere in the Project. Smoking is allowed in designated areas outside of the Project only. Landlord reserves the right to relocate smoking areas from time to time.

N. Tenant shall comply with Landlord's standard move-out policy upon vacating the Premises.

O. No birds or animals shall be brought into or kept in or about the Premises or the Project. Provided, however, that ADA certified service animals (such as seeing eye dogs or other animals which have been professionally and individually trained to do work or perform tasks for the benefit of an individual with a disability and which are in fact aiding and assisting an individual with a disability) will be allowed upon prior notice to Landlord and evidence of ADA certification. Therapy animals, companion animals or emotional support animals are not allowed in, on or about the Premises or the Project at any time.

EXHIBIT E
GUARANTY

Intentionally Deleted.

EXHIBIT F
HAZARDOUS MATERIAL DISCLOSURE CERTIFICATE

The information provided by Tenant in this Hazardous Material Disclosure Certificate is necessary for Landlord to evaluate and finalize the Lease. Annually on the anniversary of the Commencement Date, in accordance with the provisions of the Lease, Tenant is to provide an update to the information initially provided by Tenant in this certificate by resubmitting said certificate. The information contained in the initial Hazardous Material Disclosure Certificate and each annual certificate provided by Tenant thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered with the Lease to:

Landlord: Beacon WB-2101 LLC
500 East Morehead Street
Suite 200
Charlotte, NC 28202
Attn: Mr. Jon L. Morris
Phone: (704) 926-1391

Name of Tenant: See Face Page of the Lease.

Notice Address: See Face Page of the Lease.

Tenant Contact Person, Title and Telephone Number(s): See Face Page of the Lease.

Tenant Contact Person for Hazardous Waste Material Management and Manifests and Telephone Number(s): See Face Page of the Lease.

Address of Premises: See Face Page of the Lease.

Length of Term: See Face Page of the Lease.

1. GENERAL INFORMATION

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. If Tenant is an existing tenant, it should describe any proposed changes to ongoing operations. (Attached additional sheets if necessary).

This will be a distribution/Fulfillment facility for cbdMD.

2. USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1 Will any Hazardous Material be used ☐, generated ☐, stored ☐ or disposed of ☐ in, on or about the Premises? (Note: Generally all storage will be required to be fully contained). If Tenant is an existing tenant, it should describe any Hazardous Material which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes ☐	No ☒
Chemical Products	Yes ☐	No ☒
Other	Yes ☐	No ☒

If yes is marked attach all MSDS's and please explain: (MSDS's Attached ☐).

2.2 If yes is marked in Section 2.1, attach a list of any Hazardous Material to be used, generated, stored or disposed of in, on or about the Premises, including: the applicable hazard class, an estimate of the quantities of each such Hazardous Material at any given time, an estimated annual Hazardous Material quantity throughout the proposed location(s), and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any environmental laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. If Tenant is an existing tenant, it should attach a list setting forth the information requested above and such list should include actual

data from ongoing operations and the identification of any variations in such information from the prior year's certificate.

Attach a Site Plan indicating all storage areas - (Attached ☐).

3. STORAGE TANKS AND SUMPS

3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Material in tanks or sumps proposed in, on or about the Premises? If Tenant is an existing tenant, it should describe any such actual or proposed activities, including any required SPCC plan.

Yes ☐ No ☒

If yes, please explain: ______________________________

4. WASTE MANAGEMENT

4.1 Has Tenant been issued an EPA Hazardous Waste Generator I.D. Number? If Tenant is an existing tenant, it should describe any additional identification numbers issued since the previous certificate.

Yes ☐ No ☒

Describe RCRA status: ______________________________

4.2 Has Tenant filed a biennial or quarterly report as a hazardous waste generator? If Tenant is an existing tenant, it should describe any new reports filed.

Yes ☐ No ☒

If yes, attach a copy of the most recent report filed. (Attached ☐).

5. WASTEWATER TREATMENT AND DISCHARGE

5.1 Will Tenant discharge wastewater or other wastes to:

______	Storm drain?	______	Sewer?
______	Surface water?	______	Facility treatment plant?
______	Grounds (i.e., compressor blow-down)	X	No wastewater or other wastes discharged

If Tenant is an existing tenant, it should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).

____

6. AIR DISCHARGES

6.1 Does Tenant plan for any air filtration systems or stacks to be used in its operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? If Tenant is an existing tenant, it should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes ☐ No ☒

If yes, please explain: ______________________________

6.2 Does Tenant propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? If Tenant is an existing tenant, it should specify any such equipment being operated in, on or about the Premises.

______	Spray booth(s)	______	Incinerator(s)
______	Dip tank(s)	______	Dry cleaning
______	Drying oven(s)	______	Other (please describe)
		X	No Equipment Requiring Air Permits

If yes, please explain: ______________________________

6.3 Do any of Tenant's operations generate an obvious odor?

Yes ☐ No ☒

If yes, please explain: ______________________________

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7. HAZARDOUS MATERIAL DISCLOSURES

7.1 Has Tenant prepared or will it be required to prepare a Hazardous Material management plan ("Management Plan") pursuant to local fire department or other governmental or regulatory agencies' requirements. If Tenant is an existing tenant, it should indicate whether or not a Management Plan is required and has been prepared.

Yes ☐ No ☒

If yes, attach a copy of the Management Plan. If Tenant is an existing tenant, it should attach a copy of any required updates to the Management Plan.

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8. ENFORCEMENT ACTIONS AND COMPLAINTS

8.1 With respect to Hazardous Materials, has Tenant ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has Tenant received requests for information, notice or demand letters (cited in violation of any environmental regulation), or any other inquiries regarding its operations? If Tenant is an existing tenant, it should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes ☐ No ☒

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. If Tenant is an existing tenant, it should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Section 11 of the signed Lease.

8.2 Have there ever been, or are there now pending, any lawsuits against Tenant regarding any environmental or health and safety concerns?

Yes ☐ No ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. If Tenant is an existing tenant, it should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Section 11 of the Lease.

8.3 Have there been any problems or complaints from past or current landlords, adjacent tenants, owners or other neighbors at any of Tenant's current facilities with regard to environmental or health and safety or odor concerns? If Tenant is an existing tenant, it should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes ☐ No ☒

If yes, please describe. If Tenant is an existing tenant, it should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

8.4 Please provide the addresses for each space leased by Tenant in the past ten (10) years the name and phone number of each landlord.

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9. PERMITS AND LICENSES

9.1 Attach copies of all Hazardous Material permits and licenses issued to Tenant with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. If Tenant is an existing tenant, it should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

10. STATE AND LOCAL REQUIREMENTS: Please indicate any state or local requirements placed on your business by the city of Charlotte, county of Mecklenburg and/or state of North Carolina.

The undersigned hereby acknowledges and agrees that this Hazardous Material Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease and will be attached thereto as Exhibit F. The undersigned further acknowledges and agrees that this Hazardous Material Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the term, and any renewals thereof, of the Lease. By signing below in the space provided, Tenant does, certify, represent and warrant that the information contained in this certificate is true and correct.

IN WITNESS WHEREOF, the Tenant has executed this Hazard Materials Disclosure Certificate in two (2) or more counterparts on the day and year first written above.

TENANT:

cbdMD, a North Carolina corporation

By: Mark Elliott

Print Name: MArk Elliott

Title: CFO